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                                  EXHIBIT 5.1

   [LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI, PROFESSIONAL CORPORATION]

                               September 20, 1999

E.piphany, Inc.
1900 South Norfolk Street, Suite 310
San Mateo, CA 94403

   RE: REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 filed by you with the Securities and Exchange Commission ("SEC") on July 14, 1999 (Registration No. 333-82799), as amended by Amendment No. 1 filed with the SEC on August 19, 1999, Amendment No. 2 filed on September 8, 1999, Amendment No. 3 filed on September 16, 1999 and Amendment No. 4 filed on September 20, 1999 (collectively, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 4,772,500 shares of your Common Stock (the "Shares"). The Shares include an over-allotment option granted to the underwriters of the offering to purchase 622,500 shares. We understand that the Shares are to be sold to the underwriters of the offering for resale to the public as described in the Registration Statement. As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the sale and issuance of the Shares.

     It is our opinion that, the Shares, when issued and sold in the manner described in the Registration Statement will be duly authorized, legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                        Very truly yours,

                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation


                                        /s/ WILSON SONSINI GOODRICH & ROSATI